EXHIBIT B

NATIONAL FUEL EXPLORATION CORP.

BALANCE SHEET

AT MARCH 31, 2003

(Unaudited)

Assets
Property Plant & Equipment
   Gas Utilities                                                                        -
   Non-Utilities                                                             $561,360,716
Total Accumulated D, D & A                                                  ($271,282,200)
                                                                   -----------------------
Net Property, Plant & Equipment                                              $290,078,516
                                                                   -----------------------

Current Assets:
Cash                                                                           $1,680,771
Temporary Cash Investments                                                        $56,952
Notes Receivables - Intercompany                                                        -
Accts Receivable - Intercompany                                                      $140
Notes Receivable                                                                        -
Accts Receivable - Customer                                                             -
Reserve for Doubtful Acct                                                               -
Other Accounts Receivable                                                     $13,008,822
Unbilled Utility Revenue                                                                -
Gas Stored Underground                                                                  -
Impairment of O&G                                                                       -
Materials/Supplies - Average Cost                                              $2,329,916
Dividends Receivable - Intercompany                                                     -
Unrecovered Purch Gas Cost                                                              -
Prepayments                                                                      $416,766
                                                                   -----------------------
Current Assets                                                                $17,493,367
                                                                   -----------------------

Other Assets:
Stock of Subsidiaries - Intercompany                                                    -
Notes of Subsidiaries - Intercompany                                                    -
Investments in Associated Companies                                                     -
Recoverable Future Taxes                                                                -
Unamortized Debt Expense                                                                -
Other Regulatory Assets                                                                 -
Liab. for Deriv. Fin. Instr. - Asset                                                    -
Deferred Charges                                                                 $158,631
Other Investments                                                                       -
Investment in Unconsolidated Subsid.                                                    -
Goodwill                                                                                -
Long Term Notes Receivable                                                              -
Other Assets                                                                            -
                                                                   -----------------------
Other Assets                                                                     $158,631
                                                                   -----------------------
Total Assets                                                                 $307,730,514
                                                                   -----------------------

Capitalization & Liabilities

Capitalization:
Common Stock $1 Par Value                                                                -
Capital Stock of Subsidiaries                                                            -
Paid in Capital                                                               $111,075,663
Earnings Reinvested in Business                                               ($85,707,115)
Cumulative Translation Adjustment                                              ($2,981,424)
Unrealized Gain/Loss                                                                     -
                                                                    -----------------------
Total Common Stock Equity                                                      $22,387,124
                                                                    -----------------------

Long-Term Debt Net of Current Portion                                                    -
Notes Payable - Intercompany - Long Term                                      $210,905,193
                                                                    -----------------------
Total Capitalization                                                          $233,292,317
                                                                    -----------------------
Minority Interest in Foreign Subs                                                        -

Liabilities:
Notes Payable - Intercompany                                                             -
Notes Payable - Bank & Commercial Paper                                                 $1
Current Portion - Long Term Debt                                                         -
ACCT_PAY Accounts Payable - Other                                              $16,555,000
Amounts Payable to Customers                                                             -
Estimated Revenue Refunds                                                                -
Customer Deposits                                                                        -
Federal Income Tax                                                                $429,805
Other Taxes                                                                              -
Dividends Payable                                                                        -
Other Accruals                                                                           -
Accr Pension Contribution                                                                -
Reserves for Gas Replacement                                                             -
Accounts Payable - Intercompany                                                $43,886,917
Dividends Payable -  Intercompany                                                        -
                                                                    -----------------------
Total Current Liabilities                                                      $60,871,722
                                                                    -----------------------

Deferred Credits:
Accumulated Deferred Income Tax                                                 $2,033,623
Taxes Refundable to Customer                                                             -
Unamortized Investment Tax Credit                                                        -
Liab. for Deriv. Financial Instruments                                                   -
Other Regulatory Liabilities                                                             -
Asset Retirement Obligation                                                    $11,532,852
Other Deferred Credit                                                                    -
                                                                    -----------------------
Total Deferred Credits                                                         $13,566,475
                                                                    -----------------------
Total Capitalization & Liabilities                                            $307,730,514
                                                                    =======================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2002 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended December 31, 2002 and March 31, 2003.